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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-32869, 33-46735, 33-46734 and 33-30058 of Terra Industries Inc. and
subsidiaries on Forms S-8 and Registration Statements Nos. 2-90808, 2-84876, 2-84669 and 333-68766 of Terra Industries Inc. and subsidiaries on Form S-3 of our reports dated January 31, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Terra Industries Inc. and subsidiaries for the year ended December 31, 2001.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 26, 2002